Exhibit 99.1

VIASPACE EXPANDS ASIAN STRATEGY BY TEAMING
WITH e-FUEL CELL TECHNOLOGIES OF MALAYSIA

PASADENA, CA —May 23, 2007—VIASPACE Inc. (OTCBB: VSPC) announced that e-Fuel Cell Technologies Sdn Bhd, of Malaysia and VIASPACE have signed a teaming agreement which includes collaboration on marketing of software products for VIASPACE Security and distribution of VIASPACE Energy’s line of test equipment and Direct Methanol Fuel Cell Corporation’s line of fuel cell cartridges and other fuel cell products. This teaming agreement will also enable both companies to jointly pursue new applications built around the real-time analysis of advanced sensor technologies with a specific focus on diagnostics and prognostics applications using VIASPACE Security’s proprietary SHINE expert system.

e-Fuel Cell Technologies is a supply chain manager and distributor of a wide variety of consumer electronic and fuel cell products for major companies, universities, truck manufacturers and transportation operators in Malaysia. e-Fuel Cell Technologies CEO Yiap Tea Sin visited VIASPACE in April 2007 to view the VIASPACE/DMFCC product lines and to finalize the teaming agreement.

Dr. Carl Kukkonen, VIASPACE CEO, stated “Our teaming agreement with e-Fuel Cell Technologies is a perfect example of VIASPACE’s execution of its global business strategy. We are partnering with top companies around the globe that have a good reputation and the trust of customers in their own markets. e-Fuel Cell Technologies has a significant presence in Malaysia and throughout SE Asia.

VIASPACE is a growing company with proprietary technology, much of which was originally developed at the NASA Jet Propulsion Laboratory (JPL) and licensed from Caltech, which manages JPL for NASA. We are honored to have a relationship with e-Fuel Cell Technologies, which has strong marketing capabilities, an established distribution channel and the trust of many commercial customers in Malaysia and SE Asia. We believe that this teaming agreement will benefit both companies and will help VIASPACE Security and Energy products reach the marketplace quickly.”

Dr. Kukkonen will present the company’s innovative disposable fuel cartridge strategy for fuel cell-powered portable electronics at the Asia Battery/Fuel Cell Markets event in Singapore on May 29th. Other scheduled presenters and sponsors for the Asia Battery/Fuel Cell Markets conference include BASF Fuel Cell, Lenovo, Frost & Sullivan, Nissan Motor Co., the Institute of Fuel Cell Technology, and VIASPACE subsidiary Direct Methanol Fuel Cell Corporation.

At the event market research firm Frost & Sullivan is scheduled to report on fuel cell markets and development trends, focusing on commercialization of fuel cells for portable devices, emerging fuel cell markets and implications for the energy industry. According to its recent report entitled, “World Micro Fuel Cell Market for Consumer Portable Devices”, the market is expected to produce 72.0 million unit shipments by 2010, with that figure quadrupling by 2013 due to a ramp-up in commercialization. Current battery chemistries are struggling to satisfy the increasing power needs of devices including notebook computers, cellular/converged phones, personal digital assistants (PDAs), portable audio/video, digital imaging and other portables. Frost & Sullivan asserts that micro fuel cell technology represents a significant advance with immense potential to meet rising consumer demand for increased power, longer run times and a safer power option for these devices.

VIASPACE has previously announced other strategic relationships and contracts in its energy and security subsidiaries.

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.